Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Leigh J. Abrams, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES ACQUIRES MANUFACTURER OF
CUSTOM BOAT TRAILERS
Drew’s Lippert Components Subsidiary Acquires Extreme Engineering

White Plains, New York - July 11, 2007 - Drew Industries Incorporated (NYSE: DW) today announced that its wholly-owned subsidiary Lippert Components, acquired the assets and business of Riverside, California-based Extreme Engineering, Inc., a manufacturer of specialty trailers for high-end boats, along with its affiliate, Pivit Hitch, Inc.

The purchase price for the two companies was approximately $10.7 million, which Drew financed from its available cash. The acquired companies reported annual sales of approximately $12 million collectively in 2006. Extreme Engineering’s Extreme Custom Trailers® are built according to customer specifications, and are sold through performance and ski boat manufacturers and dealers across the U.S.

“As with all of our acquisitions, we expect this to be immediately accretive to Drew’s earnings,” said Leigh J. Abrams, Drew’s President and CEO. “The operations of Extreme Engineering will be an excellent fit with our existing California-based subsidiary Zieman Manufacturing, which manufactures specialty trailers primarily for smaller, less expensive boats. We also believe there will be numerous cost and marketing synergies from this acquisition, as well as other benefits from working together.”

Lippert will continue production at Extreme Engineering’s existing leased facility in Riverside, California. Lippert also intends to transfer certain existing specialty trailer manufacturing operations to Extreme’s facility in connection with the anticipated consolidation of certain existing Zieman factories.

Edward Rowland and Thomas Hunsucker, the former owners and operating executives of Extreme Engineering, will continue to operate Extreme Engineering under three-year employment agreements with Lippert.

“Over the past decade, Extreme Engineering has been a leader in the marine industry for building high quality and innovative boat trailers, and we look forward to Eddie and Tom playing a significant role in the future expansion of Lippert’s specialty trailer business in California and throughout the U.S.,” said Jason D. Lippert, President and CEO of Lippert Components.

About Drew:
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, leveling devices, bath and shower units, axles, bed lifts, steps, electric stabilizer jacks, and suspension systems, as well as trailers for hauling equipment, boats, personal watercraft and snowmobiles, and chassis and windows for modular homes and offices. Currently, from 41 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements

The press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in the press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, expenses and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of the Company’s senior management, at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Forward-looking statements, therefore, should be considered in light of various important factors.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the disposition into the market by FEMA by sale or otherwise of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, the decline in the manufactured housing industry, the financial condition of our customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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